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                                                                                                              HARRIS FINANCIAL, INC.
                                                                                                                    STOCK ORDER FORM
                                                                                     Please read and complete this Stock Order Form.
                                                                         Instructions are included on the reverse side of this form.
DEADLINE AND DELIVERY                                                    FOR OFFICE USE ONLY
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
 10:00 A.M., PENNSYLVANIA TIME, ON      , 1998
 Please mail the completed Stock Order Form in the enclosed business reply envelope to the address listed below or hand-deliver to any
 Harris Savings Bank office. COPIES AND FACSIMILES OF STOCK ORDER FORMS
                             ------------------------------------------    ----------      -------      -------       -------
 MAY NOT BE ACCEPTED.                                                      Date Rec'd      Batch #      Order #       Deposit
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(1) COMMON STOCK SUBSCRIPTION AMOUNT (WIRES WILL NOT BE ACCEPTED)
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
 Indicate the dollar amount of Harris Financial, Inc. common stock for which you would like to subscribe:       $ ________________
              ------                                                                                             (MINIMUM: $500.00)
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
 Please note: Assuming no oversubscription, subscribers will be allotted the largest WHOLE number of shares which the dollar amount indicated above will purchase, based on the Actual Purchase Price per share. The Actual Purchase Price per share, to be
 established after the conclusion of the Offering period, is expected to be within a range of $    and $    per share. Fractional
 shares will not be issued; refunds will be made of any unused funds. If the Actual Purchase Price is outside the range, subscribers will be resolicited and given the opportunity to increase, decrease or rescind their order for common stock. Please refer to the Prospectus section entitled "The Offering--Stock Pricing and Number of Shares to be Issued and Fairness Opinion",
 for a discussion of the determination of the Actual Purchase Price per share.
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(2) METHOD OF PAYMENT                                                    (3) PURCHASER INFORMATION
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
 [_] Enclosed is a check, bank draft or money order payable to HARRIS    [_] Check here if you are a Harris Savings Bank or Harris
     SAVINGS BANK for $_______.                                          Financial, Inc. director, officer or employee, or a member of their immediate household.
 [_] I authorize Harris Savings Bank to make the withdrawal(s) from      CHECK THE BOX WHICH APPLIES:
     the Harris Savings Bank savings or certificate account(s)* listed    (a)[_] Check here if you are ordering in the Subscription
     below, and I understand that the amounts I authorize below will     Offering as an Eligible Account Holder with at least $50 at
     not otherwise be available to me once this Stock Order Form is      Harris Savings Bank on MAY 31, 1997. List below any
     submitted. (THERE IS NO EARLY WITHDRAWAL PENALTY FOR THE PURCHASE   account(s) you had at that date.
     OF STOCK.)                                                           (b)[_] Check here if you are ordering in the Subscription
                                                                         Offering as a depositor with at least $50 at Harris Savings
                                                                         Bank on JUNE 30, 1998, but are NOT an Eligible Account
                                                                         Holder. List below any account(s) you had at that date.
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
  Account Number(s)                           Amount(s)                   (c)[_] Check here if you were NOT a depositor of Harris
  -----------------                           ---------                  Savings Bank at either of the above dates, but you are
  _________________                          $_________________          ordering in the Community Offering as a Harris Financial,
  _________________                          $_________________          Inc. stockholder on AUGUST 5, 1998.
  _________________                          $_________________           (d)[_] Check here if you were NOT A HARRIS SAVINGS BANK
  _________________                          $_________________          DEPOSITOR AT EITHER OF THE ABOVE DATES, NOR a Harris
  _________________                          $_________________          Financial, Inc. stockholder on August 5, 1998.

  TOTAL WITHDRAWAL:                          $_________________          ACCOUNT TITLE (NAME(S) ON ACCOUNT)          ACCOUNT NUMBER
                                                                         ----------------------------------          --------------
                                                                         __________________________________          ______________
                                                                         __________________________________          ______________
 *You may NOT indicate withdrawal from checking or money market          __________________________________          ______________
  accounts.                                                                 If additional space is needed, attach a separate page.
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(4) STOCK REGISTRATION (PLEASE PRINT CLEARLY -- THE REGISTRATION INFORMATION YOU LIST BELOW WILL BE UTILIZED FOR SUBSEQUENT
MAILINGS, INCLUDING THE REGISTRATION OF STOCK CERTIFICATES. PLEASE MAKE SURE THE INFORMATION IS COMPLETE AND LEGIBLE.)
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
(First Name, Middle Initial, Last Name)                        (Social Security No./Tax ID# (certificate will show only this number)

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(First Name, Middle Initial, Last Name)                        (Social Security No./Tax ID#)

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(Street Address of first person named)                         (Daytime Phone Number of first person named)

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(City, State, Zip Code)                                        (Evening Phone Number of first person named)
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(5) FORM OF STOCK OWNERSHIP (CHECK ONE--SEE REVERSE SIDE OF THIS FORM FOR OWNERSHIP DEFINITIONS)
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
[_] Individual                 [_] Joint Tenants     [_] Tenants in Common                         [_] Uniform Transfer to Minors

[_] IRA (for broker use only)  [_] Corporation       [_] Fiduciary (Under Agreement Dated , 199 )  [_] Other ____________________
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(6) NASD AFFILIATION (CHECK AND INITIAL ONLY IF APPLICABLE.)
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
 [_] Check here and initial below if you are a member of the National Association of Securities Dealers ("NASD") or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance; and
(ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment for the stock.

_______(Please initial)
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(7) ACKNOWLEDGMENT AND SIGNATURE (VERY IMPORTANT)
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I(we) acknowledge receipt of the Prospectus dated       , 1998, and that I(we) have been advised to read the Prospectus
(including the section entitled "Risk Factors"). I(we) understand that, after receipt by Harris Financial, Inc., this order may not be modified or withdrawn without the consent of Harris Financial, Inc. I(we) hereby certify that the shares which are being subscribed for are for my(our) account only, and that I(we) have no present agreement or understanding regarding any subsequent sale or transfer of such shares and I(we) confirm that my(our) order does not conflict with the purchase limitations and other provisions in the Stock Issuance Plan. I(we) acknowledge that the common stock being ordered is not a deposit or savings account, is not insured by the FDIC, and is not guaranteed by Harris Financial, Inc. or any government agency. Under penalties of perjury,
I(we) certify that (1) the Social Security #(s) or Tax ID#(s) given above is(are) correct; and (2) I(we) am(are) not subject to backup withholding tax. (You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).

Please sign and date this form. ONLY ONE SIGNATURE IS REQUIRED, UNLESS AUTHORIZING A WITHDRAWAL FROM A HARRIS SAVINGS BANK
                                ------------------------------------------------------------------------------------------
DEPOSIT ACCOUNT REQUIRING MORE THAN ONE SIGNATURE TO WITHDRAW FUNDS. If signing as a custodian, corporate officer, etc.,
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please include your full title.

____________________________________________________________            ___________________________________________________________
Signature      Title (if applicable)         Date                       Signature      Title (if applicable)         Date

                  THIS ORDER NOT VALID UNLESS SIGNED--WE RECOMMEND RETAINING A COPY OF THIS FORM FOR YOUR RECORDS
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                           QUESTIONS? PLEASE CALL (800) 801-5279 FROM 9:00 AM TO 4:00 PM, MONDAY-FRIDAY
                         STOCK INFORMATION CENTER: 235 North Second Street, Harrisburg, Pennsylvania 17101
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                         STOCK ORDER FORM INSTRUCTIONS
                         -----------------------------

(1) COMMON STOCK SUBSCRIPTION AMOUNT--Indicate the dollar amount of Harris
    --------------------------------               ------
Financial, Inc. common stock that you wish to purchase. The minimum purchase is $500. No individual (or persons through a single subscription right) may purchase more than $250,000 in the Subscription Offering.) No individual, together with associates or persons acting in concert with such persons, may purchase more than $500,000 in all categories of the Offering combined. Harris Financial, Inc. reserves the right to accept or reject orders placed in any Community Offering.

(2) METHOD OF PAYMENT--Payment for shares may be made by check, bank draft or
    -----------------
money order payable to HARRIS SAVINGS BANK. Funds received will be cashed immediately. You will earn interest at Harris Savings Bank's passbook rate from the time funds are received until the Offering is consummated. Wires will not be accepted.

You may pay for your shares by withdrawal from your Harris Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) to be withdrawn. These funds will be unavailable to you from the time this Stock Order Form is received, however, the funds will remain in your account and continue to earn interest at the account's contractual rate until the Offering is consummated. PLEASE CONTACT THE STOCK INFORMATION CENTER PROMPTLY, IF YOU ARE INTENDING TO UTILIZE HARRIS SAVINGS BANK IRA OR KEOGH FUNDS (OR ANY OTHER SUCH FUNDS) TO MAKE YOUR STOCK PURCHASE.

(3) PURCHASER INFORMATION--Check the applicable box. This information is very
    ---------------------
important because eligibility dates are utilized to prioritize your order in the event that we receive orders for more stock than is available. List the name(s) on the deposit account(s) and account number(s) that you held at the applicable date. Please see the portion of the Prospectus entitled "The Offering", for explanation of the purchase priorities in the Offering and how shares will be allocated in the event the Offering is oversubscribed. FAILURE TO COMPLETE THIS SECTION, COMPLETING THIS SECTION INCORRECTLY OR OMITTING INFORMATION IN THIS SECTION COULD RESULT IN A LOSS OF ALL OR PART OF YOUR STOCK ALLOCATION IN THE EVENT OF AN OVERSUBSCRIPTION.

(4) STOCK REGISTRATION--Please CLEARLY PRINT the name(s) and address in which
    ------------------
you want the stock certificate registered and mailed. If you are exercising subscription rights by purchasing in the Subscription Offering as a Harris Savings Bank: (i) Eligible Account Holder as of May 31, 1997; (ii) Supplemental Eligible Account Holder as of June 30, 1998, you must register the stock in the name of at least one of the account holders listed on your account as of the applicable date. However, adding the name(s) of persons who are not account holders, or were account holders at a later date, will be a violation of your subscription right and will result in a loss of your purchase priority. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED.

Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes. Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

(5) FORM OF STOCK OWNERSHIP--Please check the one type of ownership applicable
    -----------------------
to your registration. An explanation of each follows:

                       GUIDELINES FOR REGISTERING STOCK
                       --------------------------------

For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Harris Financial, Inc. stock certificate(s). If you have any questions, please consult your legal advisor.

Stock ownership must be registered in one of the following manners:

--------------------------------

INDIVIDUAL:      Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.

--------------------------------

JOINT: Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc. JOINT TENANTS Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).

                 TENANTS IN COMMON Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

--------------------------------

UNIFORM TRANSFER
TO MINORS:       Stock may be held in the name of a custodian for a minor
                 under the Uniform Transfers to Minors laws of the individual states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST,", while the description "Uniform
                 Transfers to Minors Act" is abbreviated "UNIF TRAN MIN ACT."
                 Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Uniform Transfers to Minors
                 Act will be abbreviated:

                     JOHN P. JONES CUST SUSAN A. JONES
                     UNIF TRAN MIN ACT PA

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FIDUCIARIES:     Stock held in a fiduciary capacity must contain the
                 following:
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
                 1. The name(s) of the fiduciary(ies):
                     If an individual, list the first given name, middle initial and last name.
                     If a corporation, list the corporate title
                     If an individual and a corporation, list the corporation's title before the individual.
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                 2. The fiduciary capacity: Administrator, Conservator,
                    Committee, Executor, Trustee, Personal Representative,
                    Custodian

                 3. The type of document governing the fiduciary relationship.
                    Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                 4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

                 5. Either of the following:

                          The name of the maker, donor or testator OR
                          The name of the beneficiary
                          Example of Fiduciary Ownership:

                              JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                              UNDER AGREEMENT DATED 6/9/74

(6) NASD AFFILIATION--Check the box and initial, if applicable.

(7) ACKNOWLEDGMENT AND SIGNATURE--Stock order forms submitted without a signature will not be accepted. Only one signature is required, unless the method of payment section of this Form includes authorization to withdraw from a Harris Savings Bank account requiring more than one signature. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney, you must submit a copy of the POA agreement with this Form.

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                           QUESTIONS? PLEASE CALL (800) 801-5279 FROM 9:00 AM TO 4:00 PM, MONDAY-FRIDAY
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                         STOCK INFORMATION CENTER: 235 North Second Street, Harrisburg, Pennsylvania 17101
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
             THE SHARES OF COMMON STOCK ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                                            CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
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